                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement                [_] CONFIDENTIAL, FOR USE OF THE
                                                    COMMISSION ONLY (AS
[X]  Definitive Proxy Statement                     PERMITTED BY RULE 14A-
                                                    6(E)(2))
[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BRIO TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.

   [_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


   (1)  Title of each class of securities to which transaction applies:

   -------------------------------------------------------------------------
   (2) Aggregate number of securities to which transaction applies:


   -------------------------------------------------------------------------
   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   -------------------------------------------------------------------------
   (4) Proposed maximum aggregate value of transaction:

   -------------------------------------------------------------------------
   (5) Total fee paid:

   -------------------------------------------------------------------------

   [_] Fee paid previously with preliminary materials.

   -------------------------------------------------------------------------
   [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

   -------------------------------------------------------------------------
   (2) Form, Schedule or Registration Statement no.:

   -------------------------------------------------------------------------
   (3) Filing Party:

   -------------------------------------------------------------------------
   (4) Date Filed:

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

                             BRIO TECHNOLOGY, INC.
                           4980 Great America Parkway
                         Santa Clara, California 95054

                                ---------------

                    Notice of Annual Meeting of Stockholders
                           To Be Held August 24, 2000

                                ---------------

   The Annual Meeting of Stockholders (the "Annual Meeting") of Brio Technology, Inc., a Delaware corporation (the "Company"), will be held at the Network Meeting Center Technology Mart, located at 5201 Great America Parkway, Suite 122, Santa Clara, California 95054 on Thursday, August 24, 2000, at 10:00 a.m., local time, for the following purposes:

     1. To elect three (3) Class II Directors of Brio to serve until the 2002 Annual Meeting of Stockholders or until their respective successors are elected and qualified;

     2. To approve the amendments of Brio's 1998 Stock Option Plan to increase the aggregate number of shares authorized for issuance under such plan by 4,000,000 shares to 9,862,087 shares, to amend the plan's evergreen feature so that it provides that the lesser of 4% of Brio's outstanding Common Stock or 1,000,000 shares shall automatically become available for issuance under the plan on the first day of the Company's fiscal years beginning in 2001, 2002 and 2003, and to increase the annual limit on the maximum number of shares of Common Stock that can be granted to any employee under the plan during a fiscal year of the Company by 2,200,000 shares to a total of 3,200,000 shares;

     3. To ratify the appointment of Arthur Andersen LLP as the independent public accountants of the Company for the fiscal year ending March 31, 2001; and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

   The Board of Directors has fixed the close of business on Thursday, June 29, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

   All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                       By Order of the Board of Directors,

                                       Tamara L. MacDuff
                                       Chief Financial Officer

Santa Clara, California
July 28, 2000

                                   IMPORTANT

 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

                         THANK YOU FOR ACTING PROMPTLY.

                             BRIO TECHNOLOGY, INC.
                           4980 Great America Parkway
                         Santa Clara, California 95054

                               ----------------

                                PROXY STATEMENT

                               ----------------

General

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Brio Technology, Inc., a Delaware corporation ("Brio"), of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Network Meeting Center Technology Mart, located at 5201 Great America Parkway, Suite 122, Santa Clara, California 95054 on Thursday, August 24, 2000, at 10:00 a.m., local time, and any adjournment or postponement thereof.

   This Proxy Statement, the enclosed proxy card and Brio's Annual Report to Stockholders for the fiscal year ended March 31, 2000, including financial statements were first mailed to stockholders entitled to vote at the meeting on or about July 31, 2000.

Revocability of Proxies

   Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to Tamara L. MacDuff, Chief Financial Officer of Brio Technology, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

Record Date; Voting Securities

   The close of business on Thursday, June 29, 2000 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of Brio entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had approximately 28,160,190 shares of Common Stock outstanding and held of record by approximately 159 registered stockholders.

Voting and Solicitation

   Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

   Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector"). The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares entitled to vote and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as negative votes for purposes of determining the approval of any matter submitted to the stockholders for a vote.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR the amendments of Brio's 1998 Stock Option Plan, FOR ratification of the appointment of the designated independent auditors and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter. Brio believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

   The solicitation of proxies will be conducted by mail and Brio will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of Brio's Common Stock. Brio may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

General

   The Company currently has authorized six (6) directors. Under the terms of Brio's certificate of incorporation, Brio's board is divided into two classes:
Class I, whose terms will expire at this Annual Meeting to be held in fiscal 2001 and Class II, whose term will expire at the Annual Meeting. Accordingly, only the Class II directors are standing for reelection at the Annual Meeting. Messrs. Cline, Kedar, Kvamme and Ms. Glassey have been designated as Class I directors and Messrs. Edholm, Lacroute and Federman have been designated as Class II directors. Mr. Federman is not standing for re-election at the Annual Meeting.

Nominees

   At the annual meeting, you will be asked to elect three (3) Class II Directors, each to serve until the next annual meeting at which elections of the class of directors to which such director belongs are held, or, in each case, until their respective successors are elected and qualified. Accordingly, the Class II Directors are elected to serve until the annual meeting of stockholders to be held in 2002. In the event any nominee is unable or unwilling to serve as a director at the time of the annual meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the board may be reduced in accordance with the bylaws of Brio.

   The names of the directors, their ages as of May 31, 2000 and certain other information about them are set forth below:

                                                             Director
     Name of Directors   Age      Principal Occupation        Since   Class
     -----------------   ---      --------------------       -------- -----
   Yorgen H. Edholm*....     President and Chief Executive
                         45   Officer and Director             1989    II **

   Katherine Glassey.... 42  Executive Vice President,         1989     I
                              Products and Services,
                              Chief Technology Officer and
                              Director

   Ofir J. Kedar........ 43  Chairman of the Board             1999     I

   E. Floyd Kvamme...... 61  Director                          1995     I

   Michael Cline........ 40  Director                          1999     I

   Bernard J. Lacroute.. 57  Director                          1999    II **

--------
* On July 17, 2000, Mr. Edholm announced his resignation as President and Chief Executive Officer. Mr. Edholm will be acting President and Chief Executive Officer until a successor is hired.
** Directors standing for re-election

   Yorgen H. Edholm is a co-founder of Brio and has been its President and Chief Executive Officer since inception. Prior to founding Brio, Mr. Edholm was a manager with the Management Consulting Division of Arthur Young & Company in New York (now Ernst & Young, LLP) where he co-founded the microcomputer-based Decision Support Systems Group. Before that, Mr. Edholm was a product manager with Industry Mathematics AB in Stockholm, Sweden. Mr. Edholm holds a M.S. degree in Computer Science and Applied Mathematics from the School of Physical Engineering at the Royal Institute of Technology in Stockholm, Sweden and an M.B.A. degree in Organizational Behavior and International Economics from the Stockholm School of Economics in Stockholm, Sweden. Mr. Edholm is the spouse of Katherine Glassey.

   Katherine Glassey is a co-founder of Brio and has been its Executive Vice President, Products and Services and Chief Technology Officer since January 1997 and has been a director since inception. Prior to founding Brio, Ms. Glassey established and managed application development and consulting organizations for Metaphor Computer Systems, Inc., a decision support hardware and software company. Before joining Metaphor, she was a Senior Consultant with the Management Consulting Division of Arthur Young & Company in New York. During that time, she co-founded the microcomputer-based Decision Support Systems Group whose charter was to use personal computers to enable end-users to make decisions based on corporate data. Ms. Glassey holds a B.S. degree in Operations Research from Cornell University with a Minor in English Literature. Ms. Glassey is the spouse of Yorgen H. Edholm.

   Ofir J. Kedar became a director of Brio in August 1999. He is the co-founder of SQRIBE Technologies Corp. (SQRIBE), which merged with Brio in August 1999. He became SQRIBE's chairman and chief executive officer in 1993. Before joining SQRIBE, he was the general manager of the current Oracle Corporation subsidiary in Israel from 1985 to 1987. He serves on the board of directors of several high technology companies including A2i, Inc., a provider of high-end catalog solutions for Internet and CD-ROM order entry systems. Mr. Kedar holds a bachelor's degree in computer science from Hebrew University in Jerusalem, Israel.

   Michael Cline became a director of Brio in August 1999. Prior to that, he was a director of SQRIBE since 1995. He is a managing member of Accretive Technology Partners LLC, a private investment company. He is a director of Manugistics Group, Inc., FirePond and several private companies in the information technology industry. He holds a B.S. in Business from Cornell University and a M.B.A. from Harvard Business School.

   E. Floyd Kvamme has been a director of Brio since March 1995. He is currently also a director of Harmonic, Inc., National Semiconductor, Photon Dynamics, Inc., Power Integrations, as well as several private companies. He has been a partner of Kleiner Perkins Caufield & Byers, a venture capital firm, since 1984. In 1982 he became Executive Vice President of Sales and Marketing for Apple Computer. Previously, he held senior management positions at National Semiconductor. He holds two degrees in Electrical Engineering; a B.S. from the University of California and a M.S. from Syracuse University.

   Bernard J. Lacroute has been a director of Brio since March 1995. He is currently also a director of several privately held companies. Mr. Lacroute has been a partner with Kleiner Perkins Caufield & Byers since 1989. Prior to joining Kleiner Perkins Caufield & Byers, Mr. Lacroute held a number of Senior Executive positions in leading high technology firms including Digital Equipment Corporation and Sun Microsystems, Inc. Mr. Lacroute holds graduate degrees in Physics from the University of Grenoble and in Engineering from the Ecole Nationale Superieure d'lngenieurs, as well as an M.S. in Electrical Engineering from the University of Michigan.

Meetings and Committees of the Board of Directors

   During the period from March 31, 1999 through March 31, 2000 (the "last fiscal year"), the board met eight (8) times. Except for Mr. Federman who attended 3 meetings of the board, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he or she serves. The board has an audit committee and a compensation committee. The board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to nominate persons to serve as directors, the Board will consider nominations from stockholders, which should be addressed to Tamara L. MacDuff at the Company's address set forth above.

   In the last fiscal year, the audit committee consisted of directors Lacroute and Cline, two of Brio's non-employee directors, and held four (4) meetings. The audit committee currently consists of Messrs. Lacroute, Cline and Kvamme. The audit committee functions are to monitor the corporate financial reporting and the internal and external audits of Brio, to provide the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of Brio (which includes, among other matters, Brio's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

   In the last fiscal year, the compensation committee consisted of directors Kvamme and Federman, and held one (1) meeting. Following the annual meeting Brio anticipates that the compensation committee will consist of Messrs. Kvamme and Cline. The compensation committee's functions are to establish and administer Brio's policies regarding executive salaries and cash and long-term equity incentives. The compensation committee administers Brio's 1998 stock option plan, the 1998 employee stock purchase plan and the 1998 directors' stock option plan.

Compensation of Directors

   Brio does not currently provide cash compensation to directors for services in such capacity. Directors may, however, be reimbursed for certain expenses in connection with attendance at board and committee meetings. Employee directors are eligible to participate in Brio's 1998 employee stock purchase plan and non-employee directors are eligible to participate in the 1998 Directors' Stock Option Plan (the "Directors' Plan"). Under the Directors' Plan, each person who becomes a non-employee director of Brio is automatically granted a non-statutory stock option to purchase 20,000 shares of Common Stock on the date on which the optionee first becomes a non-employee director of Brio. Thereafter, on the date of each annual meeting of stockholders following which a non-employee director is serving on the Board of Directors, each non-employee director shall be granted an option to purchase 5,000 shares of Common Stock if, on such date, he or she has served on Brio's Board of Directors for at least six months. Messrs. Kedar, Kvamme and Cline, who will have served for more than six months prior to the date of the annual meeting, will each receive options to purchase 5,000 shares of common stock under the Directors' Plan. Mr. Lacroute, who will have served for more than six months prior to the date of the annual meeting, will receive options to purchase 5,000 shares of common stock under the Directors' Plan if reelected at the meeting.

Recommendation of the Board:

   THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2

            APPROVAL OF AMENDMENTS TO BRIO'S 1998 STOCK OPTION PLAN

   At the Annual Meeting, you are being asked to approve three amendments to the Brio 1998 Stock Option Plan. The first two amendments relate to increasing the number of shares of Common Stock available for issuance under the plan. The third amendment relates to the annual limitation on the number of shares that may be issued to any employee under the plan. The following summarizes these amendments and the material terms of the 1998 Stock Option Plan.

Proposed Amendments


   As of March 31, 2000, the current number of shares of Common Stock reserved for issuance under the 1998 Stock Option Plan is 5,262,087 shares. You are being asked to approve an increase in the number of shares of common stock reserved for issuance under the plan by 4,000,000 shares. In addition, you are being asked to approve an amendment to the plan's "evergreen" feature which automatically adds more shares to the plan each year on a set formula. Currently, the plan's evergreen feature automatically adds to the plan on April 1 of each of 1999, 2000 and 2001 an amount equal to the lesser of 600,000 shares or 3% of the outstanding common stock on the preceding March 31. The amendment for which approval is being sought would restructure this evergreen feature so that an amount equal to the lesser of 1,400,000 shares or 4% of the outstanding common stock on the preceding March 31 would be added to the plan on April 1 of each of 2001, 2002 and 2003. The board of directors approved these amendments in July 2000 and you are being asked to approve them at the Annual Meeting. All share numbers described in this paragraph will be adjusted in the event Brio undertakes a stock split, stock dividend or certain other similar corporate transactions.

   As a result of both of these amendments to the plan, the maximum aggregate number of additional shares that could become available for issuance under the plan will be 6,400,000 shares.

   The third plan amendment you are being asked to approve relates to the annual limitation on the number of shares that may be issued to employees under the 1998 Stock Option Plan. Previously, the plan provided that the maximum number of shares of Common Stock subject to awards that may be issued to any employee during a fiscal year could not exceed 1,000,000 shares. The Company faces an extremely competitive labor market, particularly the market for top-level executive officers. In light of these and other factors affecting the Company's business, the Company believes it is appropriate to increase this annual limit from 1,000,000 shares to 3,200,000 shares per fiscal year in order to allow the Company to attract and retain qualified individuals for key management positions with the Company. This number will be adjusted in the event Brio undertakes a stock split, stock dividend or certain other similar corporate transactions.

   Brio believes that long-term equity compensation in the form of stock options is critical in order to attract qualified employees to Brio and to retain and provide incentives to current employees, particularly in light of the increasingly competitive environment for talented personnel. As of March 31, 2000, options to purchase 3,520,863 shares were outstanding under the plan, 187,796 shares had been issued pursuant to the exercise of options granted under the plan and 1,553,428 shares remained available for future grants. The board believes that the number of shares currently available under the plan is likely to be insufficient in light of potential continued growth in Brio's operations, including potential increases in the number of employees if and to the extent Brio completes acquisitions of other companies or businesses. For this reason, the board of directors has determined that it is in the best interests of Brio to increase the number of shares available for issuance under the stock plan as described above.

Description of the 1998 Stock Option Plan

   The following is a summary of the principal features of the plan, but it is not intended to be a detailed description of all of the terms and provisions of the plan. A copy of the plan will be furnished to any shareholder upon written request to Brio's Chief Financial Officer at Brio's principal executive offices in Santa Clara, California.

   The plan was adopted by the board of directors in February 1998 and approved by the stockholders in April 1998. A total of 2,250,000 shares of common stock was initially reserved for issuance under the plan, plus an automatic annual increase on the first day of each of Brio's fiscal years in 1999, 2000 and 2001 equal to the lesser of 600,000 shares or 3% of the shares outstanding on the last day of the immediately preceding fiscal year.

   The plan is not a tax-qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

   During the year ended March 31, 2000, three (3) of Brio's current executive officers received grants under the plan of options to purchase 260,000 shares of common stock of Brio of which 140,000 shares were granted to John Schroeder, Executive Vice President, Products and Services, 60,000 shares granted to Scott Chalmers, Executive Vice President, Worldwide Sales Operations and 60,000 shares granted to Tamara L. MacDuff, Executive Vice Presdient, Finance and Operations and Chief Financial Officer; no option grants were made to Brio's 5 current directors who are not executive officers; and all other 570 Brio employees, including current officers who are not executive officers, received grants of options to purchase an aggregate of 2,948,498 shares of common stock. The closing price of the common stock on March 31, 2000 was $37.75 per share.

   The plan is administered by the board of directors or by a committee of the board of directors. The compensation committee has the exclusive authority to grant stock options and otherwise administer the plan with respect to the officers and directors.

   The plan provides that either incentive stock options or nonstatutory stock options may be granted to employees, including officers and directors, of Brio or any of its subsidiaries or affiliates, including an entity in which Brio owns any equity interest, provided, however, that employees of an affiliate are not eligible to receive incentive stock options. In addition, the plan provides that nonstatutory stock options may be granted to consultants, including directors who are not employees of Brio, or any of its subsidiaries or affiliates. The board of directors or the compensation committee selects the optionees and determines the number of shares to be subject to each option. In making such determination, a number of factors are taken into account, including the duties and responsibilities of the optionee, the value of the optionee's services to Brio, the optionee's present and potential contribution to the success of Brio, and other relevant factors. As of March 31, 2000, there were approximately 583 employees, officers, consultants and directors eligible to receive grants under the plan.

   Subject to adjustment as provided in the plan, the maximum number of shares subject to awards that may be granted to any one employee during a fiscal year under the plan was originally 1,000,000 shares. You are being asked to approve an amendment to this limit to provide that the maximum annual limit on the number of shares be increased to 3,200,000 shares. This number will be adjusted in the event Brio undertakes a stock split, stock dividend or certain other similar corporate transactions. Brio believes that it is necessary to increase this limit in order for the Company to attract and retain qualified persons for senior management positions. Stockholder approval of this amendment is required for awards granted under the plan to qualify as "performance-based" compensation under Internal Revenue Code 162(m). See "Compensation Committee Report on Executive Compensation--Deductibility of Executive Compensation."

   Each option is evidenced by a stock option agreement between Brio and the optionee which contains terms and conditions not inconsistent with the plan as determined by the board of directors or its committee.

   Incentive stock options granted under the plan must have an exercise price of at least 100% of the fair market value of the common stock on the date of grant (or 110% of fair market value in the case of an incentive stock option granted to a holder of more than 10% of the total voting power of all classes of our stock). Nonstatutory stock options must have an exercise price of at least 85% of the fair market value of the common stock on the date of grant, although generally nonstatutory stock options granted to the Company's Chief Executive Officer or one of its four other most highly compensated officers will generally equal at least 100% of the grant date fair market value. Payment of the option exercise may be made in cash, through a cashless, brokered exercise program or with any other consideration determined by the administrator and allowed under the plan. The stock option agreement also sets forth the term of each option, which cannot exceed 10 years (or 5 years in the case of an incentive stock option granted to a holder of more than 10% of the total voting power of all classes of our stock). Generally, an option is nontransferable other than by will or the laws of descent and distribution, and may be exercised during the lifetime of the optionee only by such optionee. In certain circumstances, the administrator has the discretion to grant nonstatutory stock options with limited transferability rights. Stock options are generally subject to vesting, meaning that the optionee earns the right to exercise the option over a specified period of time only if he or she continues to provide services to the Company over that period.

   In the event any change, such as a stock split or dividend, is made in Brio's capitalization that results in an increase or decrease in the number of outstanding shares of common stock without receipt of consideration by Brio, appropriate adjustment shall be made in the exercise price of each outstanding option, the number of shares subject to each option, the annual limitation on grants to employees, as well as the number of shares available for issuance under the plan and the fixed number in the plan's evergreen formula. In the event of the proposed dissolution or liquidation of Brio, each option will terminate unless otherwise provided by the board of directors or its committee. In the event of a merger of Brio with or into another corporation or a sale of all or substantially all of Brio's assets, each option will be assumed or an equivalent right substituted by the successor corporation unless the board of directors or its committee determines that the option shall be fully exercisable prior to the date of the transaction, in which case outstanding options would terminate upon the closing of the transaction.. The board of directors has the power to amend or terminate the plan as long as such action does not adversely affect any outstanding options. Stockholder approval of plan amendments will be obtained as required by applicable law.

United States Federal Income Tax Information

   Options granted under the plan may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code, or nonstatutory stock options.

   The recipient of an incentive stock option does not incur ordinary taxable income at the time of grant or exercise of the option. However, the optionee may incur alternative minimum tax upon exercise of the option. Brio is not entitled to a tax deduction at the time of exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least one year after exercise of the option by the optionee and two years after grant of the incentive stock option, any gain is treated as long-term capital gain. If these holding periods are not satisfied, the optionee recognizes ordinary taxable income equal to the lesser of the fair market value at the time of exercise or the sell price over the exercise price. In this case, Brio receives a tax deduction for the amount of ordinary taxable income recognized. In turn, any gain to the optionee in excess of the ordinary income from a disposition which does not meet the statutory holding period requirements is long-term capital gain if the sale occurs more than one year after exercise or short-term capital gain if the sale occurs less than one year after the exercise. The current federal tax rate on long-term capital gain is capped at 20%.

   Options that do not qualify as incentive stock options are nonstatutory stock options. An optionee does not recognize taxable income at the time of grant of a nonstatutory stock option. However, upon exercise, the optionee does recognize ordinary taxable income equal to the excess of the fair market value of the shares at time of exercise over the exercise price. The income recognized by an optionee who is also an employee of Brio is subject to income tax withholding. Brio is entitled to a tax deduction for the amount of the ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's tax basis-- exercise price plus the income recognized upon exercise--is treated as capital gain or loss.

Recommendation of the Brio Board of Directors:

  THE BRIO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APROVAL OF
        THE AMENDMENTS TO THE 1998 STOCK OPTION PLAN AS DESCRIBED ABOVE.

                                 PROPOSAL NO. 3

         RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

   Arthur Andersen LLP has served as Brio's independent public accountants since 1993 and has been appointed by the Board to continue as Brio's independent public accountants for the fiscal year ending March 31, 2001. In the event that ratification of this selection of independent public accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of independent public accountants.

   A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

   THE BRIO BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS BRIO'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING MARCH 31, 2001.

    BRIO COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information that has been provided to Brio with respect to beneficial ownership of shares of Brio's Common Stock as of May 31, 2000:

    . each person who is known by Brio to own beneficially more than five
      (5) percent of the outstanding shares of common stock;

    . each director of Brio;

    . Brio's Chief Executive Officer and Brio's four most highly compensated executive officers; and

    . all directors and executive officers of Brio as a group.

   Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days as of May 31, 2000. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Percentages marked with an asterisk (*) represent less than 1 percent ownership.

   Unless otherwise indicated, the address of each of the individuals named above is: c/o Brio Technology, Inc., 4980 Great America Parkway, Santa Clara, California 95054.

                                                               Shares of Common
                                                                     Stock
                                                                 Beneficially
                                                                     Owned
                                                               -----------------
Officers, Directors and Principal Stockholders                  Number   Percent
----------------------------------------------                 --------- -------
Yorgen H. Edholm.............................................. 4,684,996  16.7%
Katherine Glassey............................................. 4,684,996  16.7%
Ofir Kedar.................................................... 3,228,146  11.4%
Entities affiliated with...................................... 2,347,259   8.3%
 General Atlantic Partners
 3 Pickwick Plaza #200
 Greenwich, CT 06830
Entities affiliated with...................................... 1,571,563   5.6%
 Kleiner Perkins Caufield & Byers
 2750 Sand Hill Road, Suite 250
 Menlo Park, CA 94025
Bernard J. Lacroute........................................... 1,571,563   5.6%
 Kleiner Perkins Caufield & Byers
 2750 Sand Hill Road
 Menlo Park, CA 94025
E. Floyd Kvamme............................................... 1,571,563   5.6%
 Kleiner Perkins Caufield & Byers
 2750 Sand Hill Road
 Menlo Park, CA 94025
John Schroeder................................................   223,860    *
Scott Chalmers................................................   130,955    *
Tamara L. MacDuff.............................................    44,116    *
Charles Federman..............................................    14,223    *
 BRM Group, Inc.
 400 Kelby Street, 16th Floor
 Fort Lee, NJ 07024
Michael Cline.................................................       --    --
All directors and executive................................... 9,946,163  34.7%
 officers as a group (7 directors and 3 officers)

   The entries in this table for Yorgen Edholm and Katherine Glassey include 2,105,012 shares held by the Edholm Family Rev Trust and 2,500,000 shares held by the Edholm Family Limited Partnership. The entries also include an aggregate of 79,984 shares held in trusts for the children of which Mr. Edholm and Ms. Glassey are trustees and have voting power.

   The entry in this table for Ofir Kedar includes 2,518,391 shares held by Ofir Kedar, 365,958 shares held in trusts for the children of which Mr. Kedar is trustee and has voting power and 343,797 shares held in escrow pursuant to the Agreement and Plan of Merger, as amended, among Brio Technology, Inc., Socrates Acquisition Corporation and SQRIBE Technologies, Corp.

   The entries in this table for each of Messrs. Kvamme and Lacroute and for entities affiliated with Kleiner Perkins Caufield & Byers (KPCB) consists of 1,503,841 shares held by KPCB VII, 19,418 shares held by KPCB Information Sciences Zaibatsu Fund II, 15,906 shares held by Mr. Kvamme and 32,398 shares held by Mr. Lacroute. Both Mr. Kvamme and Mr. Lacroute are directors of Brio and are general partners of KPCB VII Associates and KPCB Information Sciences Zaibatsu Fund II. Each of Messrs. Kvamme and Lacroute disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

   The entry in this table for entities affiliated with General Atlantic Partners LLC (GAP LLC) consists of 259,253 shares held by GAP Coinvestment Partners LP (GAPCO), 1,067,865 shares held by GAP 18 LP, 693,157 shares held by GAP 43 LP and 326,984 shares held in escrow pursuant to the Agreement and Plan of Merger, as amended, among Brio Technology, Inc., Socrates Acquisition Corporation and SQRIBE Technologies, Corp. The general partner of GAPCO, GAP 18 LP and GAP 43 LP is GAP LLC and the managing members of GAP LLC are also the general partners of GAPCO.

   The entry for John Schroeder consists of 193,138 shares held by Mr. Schroeder and 30,722 shares held in escrow pursuant to the Agreement and Plan of Merger, as amended, among Brio Technology, Inc., Socrates Acquisition Corporation and SQRIBE Technologies, Corp.

   The entry in this table for Messr. Federman consists of 12,943 shares held by The BRM Group, Inc. and 1,280 shares held in escrow pursuant to the Agreement and Plan of Merger, as amended, among Brio Technology, Inc., Socrates Acquisition Corporation and SQRIBE Technologies, Corp. Mr. Federman is a director of Brio and is a general partners of The BRM Group, Inc. Messr. Federman disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

   Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to Brio's knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by that stockholder. Applicable percentage of ownership for each stockholder is based on 28,092,791 shares of common stock outstanding as of May 31, 2000 with applicable options for the stockholders.

   Beneficial ownership is determined in accordance with the rules of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 31, 2000. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding the options but are not deemed outstanding for the purposes of computing the percentage ownership of each other person.

   Unless otherwise indicated, the address of each of the individuals named above is: c/o Brio Technology, Inc., 4980 Great America Parkway, Santa Clara, California 95054.

                       COMPENSATION OF EXECUTIVE OFFICERS

   The following table shows the compensation earned by:

  . the individual who served as Brio's Chief Executive Officer during the fiscal year ended March 31, 2000;

  . the four other most highly compensated individuals who were serving as an executive officer as of March 31, 2000, the fiscal year-end; and

  . the compensation received by each of the individuals referenced above for Brio's preceding fiscal year. The bonus includes amounts earned with respect to the individual's performance in the applicable fiscal year.

                           Summary Compensation Table

                                                                     Long-Term
                                                                    Compensation
                                                                    ------------
                                                Annual Compensation    Awards
                                                ------------------- ------------
                                                                     Securities
                                         Fiscal  Salary     Bonus    Underlying
      Name and Principal Position         Year     ($)       ($)      Options
      ---------------------------        ------ ------------------- ------------
Yorgen H. Edholm.......................   2000    220,000   105,609       --
 President, Chief Executive Officer and   1999    200,000    91,161       --
 Director                                 1998    175,000    44,723       --

Katherine Glassey......................   2000    190,000    62,105       --
 Executive Vice President, Products and   1999    170,000    54,697       --
 Services,                                1998    145,000    33,542       --
 Chief Technology Officer and Director

Scott Chalmers*........................   2000    200,000    77,455    60,000
 Executive Vice President, Worldwide      1999    140,000    45,427   226,438
 Sales                                    1998        --        --        --
 Operations

John Schroeder**.......................   2000    200,000    71,000   140,000
 Executive Vice President, Products and   1999    200,000    59,000       --
 Services                                 1998    165,000    40,634   228,711

Tamara MacDuff.........................   2000    190,000    36,083    60,000
 Executive Vice President, Finance and    1999    114,000    19,619    25,000
 Operations, and Chief Financial          1998    100,000    16,366     2,500
 Officer

--------
* Mr. Chalmers joined Brio in August 1999 in connection with Brio's merger with SQRIBE Technologies, Corp. Mr. Chalmers joined SQRIBE in fiscal 1999.
** Mr. Schroeder joined Brio in August 1999 in connection with Brio's merger with SQRIBE Technologies, Corp. Mr. Schroeder joined SQRIBE in fiscal 1997. Mr. Schroeder resigned as Executive Vice President, Products and Services and terminated on July 21, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

   The following table provides certain information with respect to stock options granted to the named executive officers in the last fiscal year. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term. No stock appreciation rights were granted to these individuals during the year.

   The percentages below are based on a total of 3,208,498 options granted by Brio during the year ended March, 31 2000 to employees of Brio, including the executive officers named in the Summary Compensation Table.

                                                                                      Potential Realizable
                                                                                        Value At Assumed
                                                                                      Annual Rates of Stock
                                                                                       Price Appreciation
                                         Individual Grants                               For Option Term
                         -------------------------------------------------            ---------------------
                         Number Of   Percent Of
                         Securities Total Options
                         Underlying  Granted To   Exercise Or Market Price
                          Options   Employees In  Base Price   on Date of  Expiration
          Name            Granted    Fiscal Year    ($/Sh)       Grant        Date      5% ($)    10% ($)
          ----           ---------- ------------- ----------- ------------ ---------- ---------- ----------
Yorgen H. Edholm........      --        --             --           --          --           --         --
Katherine Glassey.......      --        --             --           --          --           --         --
Scott Chalmers..........   30,000       0.9%        $13.56       $13.56      9/2/09   $  112,391 $  276,088
                           30,000       0.9%         33.31        33.31     3/21/10      248,355    610,083
John Schroeder..........   40,000       1.2%         19.50        19.50      8/3/09      490,538  2,692,298
                          100,000       3.1%         42.81        42.81     1/25/10    1,243,119  6,822,811
Tamara L. MacDuff.......   20,000       0.6%         12.50        12.50     4/20/09       69,070    152,628
                           15,000       0.4%         13.56        13.56      9/2/09       56,196    124,178
                           25,000       0.7%        $29.75       $29.75     2/18/10   $  205,484 $  454,067

   The exercise price per share of each option was equal to the fair market value of the common stock on the date of grant based upon the closing stock price of Brio's common stock on the Nasdaq Stock Market on the date of grant.

   The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the rules of the SEC. There can be no assurance that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

                         FISCAL YEAR-END OPTION VALUES

   The following table sets forth certain information with respect to stock options exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended March 31, 2000. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended March 31, 2000, and the value of the "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended March 31, 2000.

                              Number of Securities      Value of Unexercised
                             Underlying Unexercised     In-the-Money Options
                            Options at March 31, 2000     At March 31, 2000
                            ------------------------- -------------------------
           Name             Exercisable Unexercisable Exercisable Unexercisable
           ----             ----------- ------------- ----------- -------------
Yorgen H. Edholm...........       --           --            --           --
Katherine Glassey Edholm...       --           --            --           --
Scott Chalmers.............   110,473      175,965    $3,681,932   $4,796,607
John Schroeder.............       --        40,000           --    $  730,000
Tamara L. MacDuff..........    17,033       67,967    $  467,049   $1,349,551

   Notwithstanding anything to the contrary set forth in any of Brio's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The following is a report of the Compensation Committee of the Board of Directors (the "Committee") describing the compensation policies applicable to Brio's executive officers during the fiscal year ended March 31, 2000. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of Brio, as well as the specific compensation levels for executive officers. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

General Compensation Policy

   Under the supervision of the Board of Directors, Brio's compensation policy is designed to attract and retain qualified key executives critical to Brio's growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon Brio's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for Brio and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and Brio's stockholders.

   The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

Base Salary

   The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with Brio for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Brio's performance does not play a significant role in the determination of base salary.

Cash-Based Incentive Compensation

   Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals and Brio's success in achieving specific company-wide goals, such as customer satisfaction, revenue growth, earnings growth, expense control and new product introductions.

Long-Term Incentive Compensation

   Brio has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in Brio and thereby closely align his or her interests with those of Brio's stockholders. Factors considered in making such awards include the individual's position in Brio, his or her performance and responsibilities and industry practices and norm. Long-term incentives granted in prior years and existing level of stock ownership are also taken into consideration.

   Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with Brio. Accordingly, the option will provide a return to the executive officer only if he or she remains in Brio's service, and then only if the market price of the Common Stock appreciates over the option term.

Compensation of the Chief Executive Officer

   Yorgen H. Edholm has served as Brio's President and Chief Executive Officer since 1989. His base salary and bonus for fiscal 2000 was $220,000 and $105,609, respectively. The Compensation Committee determines Mr. Edholm's base salary and bonus after evaluating a number of factors including Brio's rate and amount of revenue growth, Brio's ability to hire and retain key employees and Brio's achievement of certain of its goals relative to the introduction of new products and expansion into new markets.

Deductibility of Executive Compensation

   The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by Brio to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under Brio's 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to Brio with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable and possible, its executive officers' compensation for deductibility under applicable tax law. However, Brio may from time to time pay compensation to its executive officers that may not be deductible.

Compensation Committee Interlocks and Insider Participation

   None of the members of the Compensation Committee of the Board is currently or has been, at any time since the formation of Brio, an officer or employee of Brio. No executive officer of Brio serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving on Brio's Board or Compensation Committee.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   In March 1999, Brio entered into an agreement with Yorgen Edholm providing that, in certain cases of involuntary termination, Mr. Edholm will be paid a sum equal to six months salary, less applicable withholding. This agreement replaces Brio's prior agreement on the same subject with Mr. Edholm.

   Brio has entered into indemnification agreements with its officers and directors containing provisions which may require Brio, among other things, to indemnify Brio's officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. Brio also intends to execute such agreements with its future directors and executive officers.

   Brio believes that all of the transactions set forth above were in Brio's best interests. As a matter of policy, the transactions were, and all future transactions between Brio and its officers, directors, principal stockholders and affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested directors on the Board of Directors, and will be on terms no less favorable to Brio than could be obtained from unaffiliated third parties.

                            STOCK PERFORMANCE GRAPH

   The following graph compares the cumulative total stockholder return data for Brio's stock for the period from April 30, 1998 (the date on which Brio's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq National Market Composite Index and (ii) the S&P Computer Software and Services Index. The graph assumes that $100 was invested on April 30, 1998, the date on which Brio completed the initial public offering of its Common Stock, in the Common Stock of Brio and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of Brio at a per share price of $11.00, the price to which such stock was first offered to the public by Brio on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                 AMONG THE COMPANY, THE NASDAQ NATIONAL MARKET
        COMPOSITE INDEX AND THE S&P COMPUTER SOFTWARE AND SERVICES INDEX

                       PERFORMANCE GRAPH APPEARS HERE


                                          S&P COMPUTER
                                          SOFTWARE &
MEASUREMENT PERIOD             BRIO       SERVICES INDEX       NASDAQ
-----------------------        ----       --------------       ------
Measurement Pt - 5/1/98        $100       $100                 $100
FYE  7/10/98                   $95        $118                 $104
FYE  7/18/98                   $67        $106                 $89
FYE  11/27/98                  $60        $127                 $108
FYE  2/5/99                    $148       $154                 $127
FYE  4/16/99                   $116       $166                 $133
FYE  6/25/99                   $133       $166                 $136
FYE  9/3/99                    $105       $181                 $152
FYE  11/12/99                  $260       $196                 $172
FYE  1/21/00                   $324       $229                 $226
FYE  3/31/00                   $284       $242                 $244

     DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Proposals of stockholders intended to be included in Brio's proxy statement for the 2001 Annual Meeting of Stockholders must be received by the Tamara L. MacDuff, Chief Financial Officer of Brio Technology, Inc., 4980 Great America Parkway, Santa Clara, California 95054, no later than March 27, 2001. If the Company is not notified of a stockholder proposal within sixty (60) days prior to the one-year anniversary of this year's Annual Meeting, then the proxies held by management of Brio provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Brio's directors, executive officers and persons who own more than 10% of Brio's Common Stock (collectively, "Reporting Persons") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of Brio's Common Stock. Reporting Persons are required by SEC regulations to furnish Brio with copies of all Section 16(a) reports they file. To Brio's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, Brio believes that during its fiscal year ended March 31, 2000, all Reporting Persons complied with all applicable filing requirements.

                         STOCK OPTION PLAN INFORMATION

   The Company maintains four active employee stock plans: the 2000 Employee Stock Option Plan (the "2000 Plan"), the 1998 Stock Option Plan (the "1998 Plan"), the 1998 Employee Stock Purchase Plan (the "ESPP") and the 1998 Directors' Stock Option Plan (the "Directors' Plan"). Executive officers are eligible to participate only in the 1998 Plan and the ESPP. The 1998 Plan allows for the issuance of both incentive stock and nonstatutory stock options, while only nonstatutory stock options may be issued under the 2000 Plan and the Directors Plan. The terms of the 2000 Plan and the 1998 Plan allow options to be granted with an exercise price equal to at least 85% of the fair market value of the Common Stock on the date of grant, although the Company generally issues stock options under both plans, and all incentive stock options under the 1998 Plan, at 100% of fair market value. All options issued under the Directors' Plan have exercise prices equal to 100% of fair market value on the date of grant. Options typically have a ten-year term and a four-year vesting schedule and generally expire 90 days after the optionee terminates his or her employment with the Company. As of March 31, 2000, 6,000,000, 5,262,087 and 300,000 shares of Common Stock were reserved for issuance, and 6,000,000, 1,553,428 and 235,000 shares were available for grant, under the 2000 Plan, the 1998 Plan and the Directors' Plan, respectively.

   In addition, the Company has options outstanding under its 1992 Stock Option Plan and options outstanding that it assumed in connection with its acquisition of SQRIBE Technologies Corp. in August 1999, which were originally issued under SQRIBE stock plans. The Company is no longer issuing options under either the 1992 Stock Option Plan or the SQRIBE plans.

   The ESPP allows employees to purchase Brio stock through payroll deductions at 85% of the lesser of the fair market value of the Common Stock on either the beginning of a 24-month offering period or on each of four purchase dates that take place within the offering period. As of March 31, 2000, 452,461 shares had been issued under the ESPP and 1,339,548 shares remained available for future issuance.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   This Proxy Statement incorporates certain documents of Brio by reference that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner, to whom this Proxy Statement is delivered, upon oral or written request, without charge, directed to Tamara L. MacDuff, Chief Financial Officer of Brio Technology, Inc., 4980 Great America Parkway, Santa Clara, California 95054, (408) 496-7400. In order to ensure timely delivery of the documents, such requests should be made by August 10, 2000.

                                 OTHER MATTERS

   The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

   It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                          By Order of the Board of Directors,

                                          Tamara L. MacDuff
                                          Chief Financial Officer

July 28, 2000
Santa Clara, California

                                                                      APPENDIX A

                                 FORM OF PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        OF BRIO TECHNOLOGY, INC. FOR THE
           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD AUGUST 24, 2000

   The undersigned stockholder of Brio Technology, Inc., a Delaware corporation, (Brio) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated July 27, 2000, and hereby appoints Tamara L. MacDuff and Danielle M. Wedel, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Brio Technology, Inc. to be held at the Network Meeting Center Technology Mart, located at 5201 Great America Parkway, Suite 122, Santa Clara, California 95054 on Thursday, August 24, 2000, at 10:00 a.m., local time., and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

  1. ELECTION OF DIRECTORS:

           FOR all nominees listed below (except as indicated).

           WITHHOLD authority to vote for all nominees listed below.

  If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

         Yorgen H. Edholm

         Bernard J. Lacroute

  2. PROPOSAL TO APPROVE THE AMENDMENTS TO BRIO'S 1998 STOCK OPTION PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN BY 4,000,000 SHARES TO 9,862,087 SHARES, TO AMEND THE PLAN'S EVERGREEN FEATURE SO THAT IT PROVIDES THAT THE LESSER OF 4% OF BRIO'S OUTSTANDING COMMON STOCK OR 1,000,000 SHARES SHALL AUTOMATICALLY BECOME AVAILABLE FOR ISSUANCE UNDER THE PLAN ON THE FIRST DAY OF THE COMPANY'S FISCAL YEARS BEGINNING IN 2001, 2002 AND 2003, AND TO INCREASE THE ANNUAL LIMIT ON THE MAXIMUM NUMBER OF SHARES OF COMMON STOCK THAT CAN BE GRANTED UNDER THE PLAN TO ANY EMPLOYEE DURING A FISCAL YEAR OF THE COMPANY BY 2,200,000 SHARES TO A TOTAL OF 3,200,000 SHARES.

            FOR        AGAINST        ABSTAIN

  3. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001:

            FOR        AGAINST        ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2001; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

_________________________________       Date: _______________
Signature

_________________________________       Date: _______________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)